As filed with the Securities and Exchange Commission on June 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	3510	26-3062661
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(888) 909-5564

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis Knuettel II
Terra Tech Corp.

3242 S. Halladay St., Suite 202

Santa Ana, CA 92705

(888) 909-5564

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Faith L. Charles, Esq.
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017-4611
(212) 344-5680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock underlying Convertible Senior Notes(3)	20,174,000	$0.2124	$4,284,957.60	$467.49
Common Stock underlying Warrants(4)	34,945,055	$0.2124	$7,422,329.68	$809.78
Common Stock(5)	17,135,714	$0.2124	$3,639,625.65	$397.08
Total	72,254,769	$0.2124	$15,346,912.93	$1,674.35

____________

(1)

The shares of the Registrant’s common stock, $0.001 par value per share, being registered hereunder are being registered for sale by the selling stockholders named in the prospectus. Under Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered include such indeterminate number of common shares as may be issuable with respect to the shares being registered in this registration statement to prevent dilution from stock splits, stock dividends or other distribution, recapitalization or similar transactions that could affect the shares to be offered by the selling stockholders.

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices of the Registrant’s common stock as quoted on the OTCQX on June 1, 2021.

(3)

Represents 20,174,000 shares issuable upon conversion in full of Senior Convertible Promissory Notes (the “Notes”) held by certain of the selling stockholders at the initial conversion price of $0.175 per share (assuming the Notes are converted in full without regard to any conversion limitations therein).

(4)

Represents (i) 19,945,055 shares issuable upon the exercise in full of Warrants held by certain of the selling stockholders having an exercise price of $0.01 per share and (ii) 15,000,000 shares issuable upon the exercise in full of Warrants held by certain of the selling stockholders having an exercise price of $0.2284 per share (assuming, in each case, the Warrants are exercised in full without regard to any exercise limitations therein).

(5)	Represents shares held by certain of the selling stockholders.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 3, 2021

PRELIMINARY PROSPECTUS

 72,254,769 Shares of Common Stock

This prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to an aggregate of 72,254,769 shares of our common stock, par value $0.001 per share (the “Shares”), including (i) 20,174,000 shares issuable upon conversion in full of Senior Convertible Promissory Notes held by certain of the selling stockholders (the “Notes”) at the initial conversion price of $0.175 per share (assuming the Notes are converted in full without regard to any conversion limitations therein) (the “Conversion Shares”), (ii) an aggregate of 34,945,055 shares issuable upon the exercise in full of warrants (the “Warrant Shares”) held by the selling stockholders (the “Warrants”) (assuming the Warrants are exercised in full without regard to any exercise limitations therein), and (iii) 17,135,714 shares of common stock beneficially owned by certain directors and current and former executive officers of the Company.

On January 25, 2021, we issued the Notes and 30,000,000 Warrants to certain of the selling stockholders in a private placement transaction pursuant to a Securities Purchase Agreement, dated January 22, 2021, between us and those selling stockholders (the “Securities Purchase Agreement”). On that same date, we separately issued 4,945,055 Warrants to Derek Peterson, a former executive officer of the Company, and issued 16,485,714 common shares to Mr. Peterson upon the cancellation and conversion of shares of our Series A preferred stock in private placement transactions pursuant to a Resignation and Release Agreement, dated January 22, 2021, between us and Mr. Peterson (the “Resignation Agreement”). We are registering the resale of the Conversion Shares, the Warrant Shares, and the common shares held by Mr. Peterson to satisfy certain registration rights we granted in connection with the Securities Purchase Agreement and the Resignation Agreement. Additionally, we are registering the resale of 350,000 shares held by Francis Knuettel, who serves as our President and Chief Executive Officer and as a director of the Company, and 150,000 shares held by each of Nicholas Kovacevich and Ira Ritter, who serve as Chairman of our Board and as a director, respectively. We issued the shares to Messrs. Knuettel, Kovacevich and Ritter in separate private placement transactions. For more information, see “The Private Placement Transactions” in this prospectus.

The prices at which the selling stockholders may sell the Shares will be determined by the prevailing market price for our common shares or as agreed to in privately negotiated transactions. We will receive the proceeds from any cash exercise of the Warrants, but not from the resale of the Shares by the selling stockholders.

The selling stockholders may sell the Shares covered by this prospectus in a number of different ways, such as to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. Additional information on the selling stockholders, and the times and manner in which they may offer and sell the Shares, is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders will bear all broker or similar commissions, if any, attributable to their respective sales of the Shares pursuant to this prospectus.

Our common stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.” On June 1, 2021, the last reported sale price per share of our common stock was $0.2091. You are urged to obtain current market quotations for our common stock.

You should read this prospectus and any prospectus supplement or amendment carefully before you make an investment decision to invest in our common shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2021

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “Commission”), under which the selling stockholders may offer from time to time up to an aggregate of 72,254,769 Shares in one or more offerings. If required, each time the selling stockholders offer Shares, we will provide you with, in addition to this prospectus, a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Information by Reference” before buying any of the securities offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Shares offered by the selling stockholders, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The periodic reports, proxy statements and other information we file with the Commission are available for inspection on the Commission’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. We maintain a website at http://www.terratechcorp.com where you may also access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common shares. We are incorporating by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 30, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 17, 2021;

•	Our Current Reports on Form 8-K, filed on January 13, 2021, January 25, 2021, February 1, 2021, February 4, 2021, March 3, 2021, April 9, 2021 and April 14, 2021; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 000-54258) filed with the Commission on January 25, 2011 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those made pursuant to Item 2.02 or 7.01 of Form 8-K or other information “furnished” to the Commission) prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered pursuant to this prospectus have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the filing date of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at https://www.terratechcorp.com. Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus contained in the registration statement of which this prospectus forms a part but not delivered with the prospectus. If you would like a copy of any of these documents, at no cost, please call us at (888) 909-5564.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. We cannot assure you that any such forward-looking statement, projection, forecast or estimate contained herein can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus from our filings with the Commission listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that may be important to you and your investment decision. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “the Company,” “Terra Tech,” “we,” “us” and “our” refer to Terra Tech Corp., a Nevada corporation, individually, or as the context requires, collectively with its consolidated subsidiaries.

Terra Tech Corp.

Terra Tech is a holding company with the following subsidiaries:

•	620 Dyer LLC, a California corporation (“Dyer”);
•	1815 Carnegie LLC, a California limited liability company (“Carnegie”);
•	Black Oak Gallery, a California corporation (“Black Oak”);
•	Blüm San Leandro, a California corporation (“Blüm San Leandro”);
•	GrowOp Technology Ltd., a Nevada corporation (“GrowOp Technology”);
•	IVXX, Inc., a California corporation (“IVXX Inc.”, and together with IVXX LLC, “IVXX”);
•	IVXX, LLC, a Nevada limited liability company (“IVXX LLC”);
•	MediFarm, LLC, a Nevada limited liability company (“MediFarm”);
•	MediFarm I, LLC, a Nevada limited liability company (“MediFarm I” );
•	MediFarm II, LLC, a Nevada limited liability company (“MediFarm II”);
•	MediFarm So Cal, Inc., a California corporation (“MediFarm SoCal”);
•	121 North Fourth Street, LLC, a Nevada limited liability company (“121 North Fourth”); and
•	OneQor Technologies, Inc., a Delaware corporation (“OneQor”)

We are a retail, production and cultivation company, with an emphasis on providing the highest quality of medical and adult use cannabis products. We have a presence in two states (California and Nevada). All of our cannabis dispensaries operate under the name Blüm. Our cannabis dispensaries in California operate as Blüm Oakland in Oakland and Blüm San Leandro in San Leandro and offer a broad selection of medical and adult-use cannabis products including flowers, concentrates and edibles.

We are organized into one reportable segment, Cannabis Dispensary, Cultivation and Production, which includes cannabis-focused retail, cultivation and production operations.

Either independently or in conjunction with third parties, we operate medical marijuana retail and adult use dispensaries, cultivation and production facilities in California and Nevada. All of our retail dispensaries in California offer a broad selection of medical and adult use cannabis products including flowers, concentrates and edibles. In Nevada, we also produce and sell a line of medical and adult use cannabis flowers, as well as a line of medical and adult use cannabis-extracted products, which include concentrates, cartridges, vape pens and wax products.

Corporate Information

We were incorporated in Nevada on July 22, 2008, under the name Private Secretary, Inc. We changed our name to Terra Tech Corp. on January 27, 2012. Our principal executive office is located at 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705 and our telephone number is (888) 909-5564. Our website addresses are: www.terratechcorp.com, www.letsblum.com, and www.ivxx.com. Information contained on our websites is not a part of this prospectus, and our website addresses are included in this prospectus as inactive textual references only.

Our common stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.”

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The Offering

Common Stock Offered by Selling Stockholders:

This prospectus covers the resale of an aggregate of 72,254,769 Shares, which includes (i) 20,174,000 Conversion Shares, (ii) 34,945,055 Warrant Shares and (iii) 17,135,714 shares of common stock beneficially owned by certain directors and current and former executive officers of the Company.

The Conversion Shares and Warrant Shares are issuable upon the conversion or exercise, as applicable, of Notes and Warrants we issued to certain of the selling stockholders in private placements pursuant to the Securities Purchase Agreement and the Resignation Agreement. For more information, see “The Private Placement Transactions.”

Offering Price:	The selling stockholders will sell their Shares at prevailing market prices or privately negotiated prices.

Common Stock Outstanding After the Offering:	289,000,795 shares (as of May 10, 2021).

Use of Proceeds:	We will not receive any proceeds from the sale of Shares by the selling stockholders; however, we will receive the proceeds from any cash exercise of the Warrants.

Risk Factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Market for our Shares:	Our common stock is quoted on the OTCQX market of the OTC under the symbol “TRTC.”

The number of common shares to be outstanding immediately after this offering is based on 233,881,740 shares of common stock outstanding as of May 10, 2021 and reflects the number of common shares that will be outstanding assuming that the selling stockholders convert all of the Notes held by them in full into 20,174,000 common shares at the initial conversion price of $0.175 per share (without regard to any conversion limitations therein) and exercise all of the Warrants held by them into 34,945,055 common shares (without regard to any conversion limitations therein). The number of shares excludes:

•	6,081,555 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $0.36 per share; and

•	7,027,345 shares of common stock issuable upon the exercise of all vested options with a weighted average exercise price of $0.53 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the Commission and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our Commission filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Related to an Investment in Our Securities

We expect to experience volatility in the price of our common stock, which could negatively affect stockholders’ investments.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with securities traded in those markets. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. All of these factors could adversely affect your ability to sell your shares of common stock or, if you are able to sell your shares, to sell your shares at a price that you determine to be fair or favorable.

Our common stock may be categorized as “penny stock,” which may make it more difficult for investors to sell their shares of common stock due to suitability requirements.

Our common stock may be categorized as “penny stock.” The Commission has adopted Rule 15g-9 under the Exchange Act, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The price of our common stock is significantly less than $5.00 per share and, unless we qualify for an exception, may be considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules, if applicable to us, would require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our common stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our common stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

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The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or indemnification agreements we have entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties; and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of common stock or preferred stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 990,000,000 shares of common stock and 50,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 10, 2021, we had 233,881,740 shares of common stock outstanding; however, we may issue additional shares of common stock or preferred stock in the future in connection with a financing or an acquisition. For example, we have agreed to issue shares of common stock in connection with our pending merger with UMBRLA, Inc., which we announced on March 3, 2021. Such issuances may not require the approval of our stockholders. In addition, certain of our outstanding rights to purchase additional shares of common stock or securities convertible into our common stock are subject to full-ratchet anti-dilution protection, which could result in the right to purchase significantly more shares of common stock being issued or a reduction in the purchase price for any such shares or both. Any issuance of additional shares of our common stock, or securities convertible into our common stock, including but not limited to, preferred stock, warrants, options, and convertible promissory notes, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our common stock, and may negatively impact the market price of our common stock.

Anti-takeover effects of certain provisions of Nevada state law may hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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Failure to execute our strategies could result in impairment of goodwill or other intangible assets, which may negatively impact profitability.

As of December 31, 2020, we have goodwill of $6.17 million and other intangible assets of $7.71 million, which represents 13.3% of our total assets. As of December 31, 2019, we had goodwill of $21.47 million and other intangible assets of $14.87 million, which represented 30.5% of our total assets. We evaluate goodwill for impairment on an annual basis or more frequently if impairment indicators are present based upon the fair value of each reporting unit. We assess the impairment of other intangible assets on an annual basis, or more frequently if impairment indicators are present, based upon the expected future cash flows of the respective assets. These valuations include management’s estimates of sales, profitability, cash flow generation, capital structure, cost of debt, interest rates, capital expenditures, and other assumptions. Significant negative industry or economic trends, disruptions to our business, inability to achieve sales projections or cost savings, inability to effectively integrate acquired businesses, unexpected significant changes or planned changes in use of the assets or in entity structure, and divestitures may adversely impact the assumptions used in the valuations. If the estimated fair value of our reporting units changes in future periods, we may be required to record an impairment charge related to goodwill or other intangible assets, which would reduce earnings in such period.

9

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Shares by the selling stockholders. If any of the Warrants are exercised for cash, we intend to use the proceeds for general working capital purposes.

10

THE PRIVATE PLACEMENT TRANSACTIONS

The Securities Purchase Agreement and the Resignation Agreement

On January 22, 2021, we entered into the Securities Purchase Agreement with certain of the selling stockholders pursuant to which we sold to such selling stockholders $3,500,000 in aggregate principal amount of our Senior Convertible Promissory Notes (which we refer to as the “Notes”) and warrants to purchase shares of our common stock (which we refer to as the “Warrants”), exercisable at any time before the close of business on June 25, 2026. The Warrants are comprised of 15,000,000 “A Warrants” with an exercise price of $0.01 per share and 15,000,000 “B Warrants” with an exercise price of $0.2284 per share.

On January 22, 2021, we also entered into a Resignation and Release Agreement with Derek Peterson (which we refer to as the “Resignation Agreement”), our former Chairman of the Board and Chief Strategy Officer, pursuant to which, among other things, Mr. Peterson agreed to resign from his positions as a director, executive officer and employee of the Company effective immediately upon the Company’s closing of the transactions contemplated by the Securities Purchase Agreement. Mr. Peterson also agreed to the cancellation of his shares of the Company’s Series A preferred stock though conversion into 16,485,714 shares of common stock and, in consideration of the conversion, was issued 4,945,055 Warrants to purchase common stock, expiring in June 2026, with an exercise price of $0.01 per share.

We closed the transactions contemplated by the Securities Purchase Agreement and the Resignation Agreement on January 25, 2021. We issued the securities contemplated under the Securities Purchase Agreement and the Resignation Agreement in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act.

The Notes

The Notes, which are convertible into common stock at any time at the discretion of the respective holders at a conversion price of $0.175 per share of common stock, bear an interest rate of 3%. The Notes mature on or about July 24, 2022 unless accelerated due to an event of default. We have the right to prepay the Notes at any time upon 10 days’ prior notice to the holder. If we elect to prepay the Notes, we must pay the respective holders an amount in cash equal to the product of (i) the sum of the then-outstanding principal amount of the Notes and all accrued but unpaid interest, multiplied by (ii) (x) 110%, if the prepayment date is within 90 days of the original issue date, (y) 115%, if the prepayment date is between 91 days and 180 days following the original issue date or (z) 125%, if the prepayment date is after the 180th day following the original issue date.

The holders of the Notes do not have the right to convert any portion of the Notes, to the extent that, after giving effect to such conversion, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

We can demand that the holders convert the Notes at any time, on five calendar days’ notice, that (i) the daily dollar volume-weighted average price for our common stock for the prior five consecutive trading days is $0.30 or more and (ii) (1) the shares underlying the Notes have been registered with the Commission or (2) there is a fundamental transaction that has been announced by the Company.

The Notes contain standard and customary terms concerning events of default. Events of default include, among other things, any failure to make payments when due, failure to observe or perform material covenants or agreements contained in the Notes, a material default under the Securities Purchase Agreement or related transaction documents or any other material contract to which we or any of our subsidiaries is a party, the breach of any representation or warranty in the Notes or the Securities Purchase Agreement, the bankruptcy or insolvency of the Company or any of our subsidiaries, our common stock not being eligible for listing or quotation on a trading market and not eligible to resume listing or quotation for trading within five (5) trading days, our failure to meet the current public information requirements under Rule 144 under the Securities Act, our failure to file required reports with the Commission, and our failure to maintain sufficient reserved shares for issuance upon conversion of the Notes and exercise of the Warrants. If any event of default occurs, subject to any cure period, the full principal amount, together with interest (including default interest of 18% per annum) and other amounts owing in respect thereof through the date of acceleration shall become, at the holder’s election, immediately due and payable in cash.

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If we fail to timely deliver to the holders shares of common stock issuable upon conversion of the Notes, we will be required to pay to the holders, in cash, liquidated damages in the amount of $1,000 per trading day for each trading day that delivery of such shares is delayed.

The Warrants

The Warrants, including the Warrants held by Mr. Peterson, contain cashless exercise provisions and, to the extent not previously exercised, will be automatically exercised via cashless exercise on or about June 25, 2026. The holders of the Warrants do not have the right to exercise any portion of the Warrants to the extent that, after giving effect to such exercise, such holder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such exercise. A holder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.

The Registration Rights Agreements

On January 25, 2021, in connection with the closing of the transactions contemplated by the Securities Purchase Agreement and the Resignation Agreement, we entered into substantially similar Registration Rights Agreements with Mr. Peterson and the selling stockholders who are party to the Securities Purchase Agreement. With respect to the selling stockholders who are party to the Securities Purchase Agreement, we are obligated to file a registration statement registering the resale of (i) their Conversion Shares and Warrant Shares, (ii) any shares issuable as interest or principal under the terms of the Notes assuming all permissible interest and principal payments are made in common shares and the Notes are held until maturity, (iii) any additional shares of common stock issued and issuable in connection with any anti-dilution provisions in the Notes (without giving effect to any limitations on conversion set forth in the Notes), (iv) any additional shares of common stock issued and issuable in connection with any anti-dilution provisions in their Warrants (without giving effect to any limitations on exercise set forth in the Warrants), and (v) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

With respect to Mr. Peterson, we are obligated to file a registration statement registering the resale of (i) his Warrant Shares, (ii) any additional shares of common stock issued and issuable in connection with any anti-dilution provisions in his Warrants (without giving effect to any limitations on exercise set forth in the Warrants), (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, and (iv) the 16,485,714 shares of common stock issued by the Company to Mr. Peterson on January 25, 2021 in connection with the cancellation and conversion of his shares of Series A preferred stock.

Pursuant to the registration rights agreements, we agreed to file the registration statement(s) no later than May 31, 2021 and to use our commercially reasonable best efforts to cause the registration statement(s) to be declared effective by the Commission as soon as reasonably practicable and, in all events, within 60 days of filing with the Commission, and to maintain the effectiveness of the registration statement(s) until all of the Conversion Shares, Warrant Shares and shares of common stock covered by such agreements have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act. If we fail to file the registration statement(s) or have them declared effective by the dates set forth above, amongst other things, we will be obligated to pay the selling stockholders who are party to the registration rights agreement and Mr. Peterson damages as set forth in their respective registration rights agreements.

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Pursuant to the Securities Purchase Agreement, we also entered into a one-year Lock-Up Agreement (the “Lock-Up Agreement”), dated January 25, 2021, with the selling stockholders who are party to the Securities Purchase Agreement. Such selling stockholders agreed, subject to the certain limited exceptions, not to sell or otherwise transfer their Notes, Warrants, Conversion Shares and Warrant Shares. The restrictions contained in the Lock-Up Agreement are removed if the closing price of our common stock is at or above $0.30 for ten consecutive trading days with minimum volume of at least $250,000. The lock-up restrictions are reinstated in the event our common stock closes below $0.30 for three consecutive trading days. In addition, such selling stockholders agreed not to pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell or otherwise dispose of, directly or indirectly, on any trading day, shares of our common stock in excess of 10% of the average trading volume of during the preceding five trading days. We entered into a substantially similar Lock-Up Agreement with Mr. Peterson with respect to his Warrants and Warrant Shares and the 16,485,714 shares we issued to him on January 25, 2021 in connection with the cancellation and conversion of his Series A preferred stock.

Common Shares Issued to Francis Knuettel, Nicholas Kovacevich and Ira Ritter

On December 11, 2020, the Board of Directors of the Company appointed each of Nicholas Kovacevich, Ira E. Ritter and Francis Knuettel II to our Board of Directors. In connection with their respective appointments, we entered into Independent Director Agreements (the “Director Agreements”) with each of Mr. Kovacevich, Mr. Ritter and Mr. Knuettel pursuant to which, among other things, the Company issued to each of them in a private placement 150,000 restricted shares of the Company’s common stock, all of which vested on the date of appointment. We subsequently agreed to register these shares.

On December 18, 2020, we entered into an Executive Employment Agreement with Francis Knuettel II appointing him as our Interim Chief Executive Officer and President. Pursuant to the employment agreement, we agreed, among other things, to grant Mr. Knuettel 200,000 fully-vested shares of the Company’s common stock. We subsequently agreed to register these shares.

We issued the shares described above to Messrs. Kovacevich, Mr. Ritter and Mr. Knuettel in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

For more information about the selling stockholders, see “Selling Stockholders.”

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SELLING STOCKHOLDERS

The prospectus relates to the possible resale, from time to time, by the selling stockholders identified herein of up to 72,254,769 Shares, including (i) 20,174,000 shares issuable upon conversion in full of the Notes held by certain of the selling stockholders at the initial conversion price of $0.175 per share (assuming the Notes are converted in full without regard to any conversion limitations therein) (which we refer to as the “Conversion Shares”), (ii) 34,945,055 shares issuable upon the exercise in full of Warrants held by the selling stockholders (without regard to any conversion limitations therein) (which we refer to as the “Warrant Shares”), and (iii) 17,135,714 shares of common stock beneficially owned by certain of our directors and current and former executive officers. When we refer to the “selling stockholders” in this prospectus, we mean the entities or persons listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

We will not receive any proceeds from the sale of the Shares offered by the selling stockholders; however, we will receive the proceeds from any cash exercise of the Warrants.

We are unable to determine the exact number of Shares that will actually be sold by the selling stockholders according to this prospectus due to:

•	the uncertainty as to the number of Conversion Shares and Warrant Shares that will ultimately be issued to the selling stockholders upon conversion of the Notes and exercise of the Warrants; and
•	the ability of the selling stockholders to determine when and whether they will sell any of the Conversion Shares or Warrant Shares they receive upon conversion or exercise, as applicable, under this prospectus.

The Shares covered by this prospectus are being registered to permit public sales of such securities, and the selling stockholders may offer the Shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering the sale of such securities. We are relying on an exemption from the registration requirements of the Securities Act for the private placement of our securities upon conversion of the Notes and the exercise of the Warrants, pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promogulated thereunder.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the names of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders have had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholders before and after this offering. The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock that the person has the right to acquire within 60 days of May 10, 2021 through vesting, the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as otherwise set forth herein, none of the selling stockholders are a broker-dealer or an affiliate of a broker-dealer.

Pursuant to the terms of the Notes and the Warrants, a selling stockholder may not convert the Notes or exercise the Warrants to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or at the election of certain selling stockholders, 9.99%) of our then outstanding common stock following such conversion or exercise, excluding for purposes of such determination shares of common stock issuable upon conversion of the Notes or exercise of the Warrants which have not been converted or exercised. The number of shares in the second and fourth columns do not reflect these limitations.

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Name of Selling Security Holder	Shares Beneficially Owned Prior to Offering(1)		Shares of Common Stock being Offered		Number of Shares to Be Owned by Selling Security Holders After the Offering and Percent of Total Issued and Outstanding Shares(1)
					# of Shares(2)		% of Class(2)(3)
Derek Peterson(4)	23,223,802	(5)	21,430,769	(6)	1,793,033		*
Nicholas Kovacevich(7)	358,330	(7)	150,000		208,330		*
Francis Knuettel II(8)	1,150,000	(8)	350,000		800,000	(8)	*
Ira Ritter(9)	358,330	(9)	150,000		208,330	(9)	*
Riverside Merchant Partners LLC(10)	14,335,000	(11)	14,335,000		0		—
Dominion Capital LLC(12)	17,965,000	(13)	14,335,000		3,630,000		1.3%
M2B Funding Corporation(14)	14,335,000	(15)	14,335,000		0		—
Theodore Kirsch(16)	1,434,400	(17)	1,434,400		0		—
James Kirsch(18)	2,865,800	(19)	2,865,800		0		—
Apollo Management Group, Inc.(20)	717,200	(21)	717,200		0		—
JH Advisory Inc.(22)	717,200	(23)	717,200		0		—
Adam L. Kinzer Inc.(24)	1,434,400	(25)	1,434,400		0		—

_______________

* Less than 1%

(1)

Beneficial ownership is determined in accordance with Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to vesting within 60 days of May 10, 2021, options and warrants currently exercisable, or exercisable within 60 days of May 10, 2021, and convertible notes currently convertible into common shares, or convertible within 60 days of May 10, 2021, are counted as outstanding for computing the percentage of the person holding such shares, options, warrants or notes but are not counted as outstanding for computing the percentage of any other person.

(2)

Assumes the sale of all Shares registered pursuant to this prospectus by the selling stockholder, although none of the selling stockholders is under any obligation known to us to sell any Shares at this time.

(3)

Based on 233,881,740 shares of common stock outstanding as of May 10, 2021 and reflects the number of common shares that will be outstanding assuming that the selling stockholders convert all of the Notes held by them in full into 20,174,000 common shares at the initial conversion price of $0.175 per share (without regard to any conversion limitations therein) and exercise all of the Warrants held by them into 34,945,055 common shares (without regard to any conversion limitations therein).

(4)

Mr. Peterson was appointed as our President and Chief Executive Officer and Chairman of the Board on February 9, 2012. He served as President until November 6, 2017 and as Chief Executive Officer until February 14, 2020. On February 14, 2020, he was appointed Chief Strategy Officer. Mr. Peterson resigned from all positions held with the Company on January 22, 2021 pursuant to the Resignation Agreement. For more information on the terms of the Resignation Agreement, see “The Private Placement Transactions.”

(5)

Mr. Peterson disclaims any beneficial ownership interest in the 989,574 shares of common stock held by his spouse, Amy Almsteier, which are included. Also includes 4,945,055 shares of common stock underlying warrants.

(6)	Includes 4,945,055 Warrant Shares and 16,485,714 shares of common stock.
(7)

Mr. Kovacevich was appointed as our Chairman of the Board on February 1, 2021 and as a director on December 11, 2021. The address for Mr. Kovacevich is 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705.

(8)

Mr. Knuettel was appointed as a director of the Company on December 11, 2020, as our Interim Chief Executive Officer and President on December 15, 2020 and as our Chief Executive Officer and President on March 2, 2021. The address for Mr. Knuettel is 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705. Includes 600,000 shares of Common Stock underlying vested options and options that will vest within 60 days of May 10, 2021.

(9)

Mr. Ritter was appointed as a director of the Company on December 11, 2020. The address for Mr. Ritter is 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705. Includes 208,330 shares of Common Stock underlying vested options and options that will vest within 60 days of May 10, 2021.

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(10)

The address for the selling stockholder is 1581 Franklin Ave., PO Box 149, Garden City, NY 11530. Matt Kern, the CFO of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(11)	Includes 8,571,000 Warrant Shares and 5,764,000 shares of Common Stock underlying the Note.
(12)

The address for the selling stockholder is 256 West 38th Street, 15th Floor, New York, NY 10018. Mikhail Gurevich, the managing member of Dominion Capital Holdings LLC, the manager of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(13)	Includes 8,571,000 Warrant Shares, 5,764,000 shares of Common Stock underlying the Note and 3,630,000 shares of Common Stock.
(14)

M2B Funding Corporation is a Florida corporation. Investment decisions are made by Daniel Kordash, its President. The address of such holder is 20801 Biscayne Blvd., Suite 307, Aventura, Florida 33180.

(15)	Includes 8,571,000 Warrant Shares and 5,764,000 shares of Common Stock underlying the Note.
(16)	The address for the selling stockholder is 66 Hazel Ave., Highland Park, IL 60035.
(17)	Includes 858,000 Warrant Shares and 576,400 shares of Common Stock underlying the Note.
(18)	The address for the selling stockholder is 66 Hazel Ave., Highland Park, IL 60035.
(19)	Includes 1,713,000 Warrant Shares and 1,152,800 shares of Common Stock underlying the Note.
(20)

The address for the selling stockholder is 7050 Aloma Ave Winter Park, Florida 32792. Yohan Naraine, the president of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(21)	Includes 429,000 Warrant Shares and 288,200 shares of Common Stock underlying the Note.
(22)	The address for the selling stockholder is 78 Ridge St. Apt 5E, New York, NY 10002.
(23)	Includes 429,000 Warrant Shares and 288,200 shares of Common Stock underlying the Note.
(24)

The address for the selling stockholder is 70 Adams Street #5L, Hoboken, NJ 07030. Adam Kinzer, the president of the selling stockholder, holds voting and dispositive power over the shares of common stock held by the selling stockholder.

(25)	Includes 858,000 Warrant Shares and 576,400 shares of Common Stock underlying the Note.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of the Shares covered by this prospectus on any stock exchange, market, or trading facility on which our common stock is traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of Shares:

•	disposition on any national securities exchange on which our common stock may be listed at the time of the sale;
•	disposition in the over-the-counter markets;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	disposition in one or more underwritten offerings in a best efforts basis or firm commitment basis;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per share;
•	a combination of any such methods of sale; or
•	any other method permitted by applicable law.

We do not know of specific arrangements by the selling stockholders for the sale of their Shares. The aggregate proceeds to the selling stockholders from any sale of the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their respective agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any of the proceeds from any such sale; however, we will receive the proceeds from any cash exercise of Warrants.

The selling stockholders also may resell all or a portion of the Shares in reliance upon Rule 144 promulgated under the Securities Act or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of any such rule.

The selling stockholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. The selling stockholders are subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein. We will bear all costs, expenses, and fees in connection with the registration of the Shares. We will not be paying any underwriting discounts or commissions in this offering.

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DESCRIPTION OF SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Bylaws (the “Bylaws”), which are filed as exhibits to the registration statement of which this prospectus is a part. The summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, and to the provisions of Chapter 78 of the Nevada Revised Statutes (the “NRS”). We encourage you to review complete copies of our Articles of Incorporation and our Bylaws. You can obtain copies of these documents by following the directions outlined in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” elsewhere in this prospectus.

Common Stock

We have the authority to issue up to 990,000,000 shares of our common stock, par value of $0.001 per share. As of May 10, 2021, there were 236,190,148 shares of common stock issued and 233,881,740 outstanding, 41,026,610 shares of common stock issuable upon the exercise of all of our outstanding warrants and 7,027,345 shares of common stock issuable upon the exercise of all vested options.

Voting Rights

Holders of our common shares are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of our common shares do not have cumulative voting rights.

Liquidation

In the event of a liquidation, dissolution, or winding up of the Company, the holders of our common shares are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then-outstanding.

Dividend Rights

Holders of our common shares are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to our preferred stock, if any, then-outstanding. Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

Other Rights and Restrictions

Our common shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common shares.

Transfer Agent and Registrar

The transfer agent for our common stock is West Coast Stock Transfer at 721 North Vulcan Avenue, First Floor, Encinitas, California 92024. West Coast Stock Transfer’s telephone number is (619) 664-4780.

Listing

Our common stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.”

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Preferred Stock

We have the authority to issue up to 50,000,000 shares of “blank check” preferred stock, $0.001 par value per share. As of May 10, 2021, we have no issued or outstanding shares of preferred stock.

Our Board, without further approval of our stockholders, is authorized to fix the designations, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations, and restrictions applicable to each series of the preferred stock, including:

•	dividend rights and preferences over dividends on our common stock or any series of our preferred stock;

•	the dividend rate (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights;

•	rights and terms of redemption (including sinking fund provisions, if any);

•	redemption price and liquidation preferences of any unissued series of any preferred stock and the designation thereof of any of them; and

•	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

Any preferred stock authorized by the Board for issuance in the future could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock, without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the right of the holders of any preferred stock that may be issued by us in the future. The issuance of our preferred stock could also have the effect of delaying or preventing a change in control of us, make removal of management more difficult, discourage bids for our common stock at a premium, or otherwise adversely affect the market price of our Common Stock.

Penny Stock Regulations

The Commission has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (as defined under the Securities Act).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules, if applicable to the Company, may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

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Anti-Takeover Provisions

Certain provisions of Nevada law and our Articles of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Nevada Law

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS prohibit a Nevada corporation with at least 200 stockholders (at least 100 of whom are stockholders of record and residents of the State of Nevada) from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the two-year period, unless:

•

The combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder, or

•

The combination is approved by the board of directors of the corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten percent (10%) or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five percent (5%) or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five percent (5%) or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten percent (10%) or more of the earning power or net income of the corporation.

The business combination statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer the Company’s stockholders the opportunity to sell their stock at a price above the prevailing market price.

Articles of Incorporation and Bylaws

The Company’s Articles of Incorporation and Bylaws include anti-takeover provisions that:

•

authorize the Board, without further action by stockholders, to issue shares of preferred stock in one or more series, and with respect to each series, to fix the number of shares constituting that series and establish the rights and terms of that series;

•	require a majority of the outstanding shares of the Company’s common stock to call special meetings;

•	allow the Company’s directors to establish the size of the Board and fill vacancies on the Board created by an increase in the number of directors; and

•	provide that the Bylaws may be amended by the Board without stockholder approval.

20

Provisions of the Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control of the Company or change in the Board or management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that stockholders might otherwise deem to be in their best interests.

Authorized and Unissued Shares

Our authorized and unissued shares of common stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future offerings to raise capital, to fund acquisitions and as employee, director and consultant compensation. The existence of authorized but unissued common stock could render more difficult, or discourage, an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the Board. Accordingly, the Board is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the value, voting power or other rights of holders of common stock. In addition, the Board may, under certain circumstances, issue preferred stock in order to delay, defer, prevent or make more difficult a change of control transaction such as a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management of the Company, even if those events were favorable to the interests of the Company’s stockholders. We currently have no outstanding shares of preferred stock.

21

SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of May 10, 2021 with respect to the holdings of our common stock by: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors and 2020 fiscal year named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of 3242 S. Halladay St., Suite 202, Santa Ana, CA 92705.

In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days of May 10, 2021 upon the vesting of share awards and the exercise of option awards or warrants. These shares, however, are not counted in computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)

Francis Knuettel II Chief Executive Officer, President, Director and Named Executive Officer	1,150,000	(2)	*
Jeffrey Batliner Chief Financial Officer and Named Executive Officer	717,553	(3)	*
Uri Kenig Interim Chief Operating Officer	450,000	(4)	*
Nicholas Kovacevich Chairman of the Board	358,330	(5)	*
Ira Ritter, Director	358,330		*
Tiffany Davis, Director	159,720	(6)	*
Michael Nahass Former Chief Executive Officer, Former Chief Operating Officer and Named Executive Officer	2,860,105	(7)	1.22%
Matthew Morgan Former Chief Executive Officer and Named Executive Officer	—		—
Derek Peterson Former Chief Executive Officer, Former Chief Strategy Officer and Named Executive Officer	23,223,802	(8)	9.72%
Michael James Former Chief Financial Officer and Named Executive Officer	1,543,888	(9)	*
Megan Jimienez Former Chief Executive Officer and Named Executive Officer	150,000		*
All Directors and Executive Officers as a Group (6 persons)	3,193,933		1.35%

___________

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)	As of May 10, 2021, we had a total of 236,190,148 shares of common stock issued and 233,881,740 shares outstanding.
(2)	Includes 600,000 shares of common stock underlying vested options and options that will vest within 60 days of May 10, 2021.
(3)	Includes 433,333 shares of common stock underlying vested options and options that will vest within 60 days of May 10, 2021.
(4)	Includes 300,000 shares of common stock underlying vested options and options that will vest within 60 days of May 10, 2021.
(5)	Includes 208,330 shares of common stock underlying vested options and options that will vest within 60 days of May 10, 2021.
(6)	Includes 159,720 shares of Common Stock underlying vested options and options that will vest within 60 days of May 10, 2021.
(7)	Includes 666,666 shares of Common Stock underlying vested options.
(8)

Mr. Peterson disclaims any beneficial ownership interest in the 989,574 shares of Common Stock held by his spouse, Amy Almsteier, which are included. Includes 4,945,055 shares of Common Stock underlying warrants.

(9)	Includes 1,543,888 shares of Common Stock underlying vested options.

22

LEGAL MATTERS

Unless otherwise indicated, Fennemore Craig, P.C., will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2020 and 2019 and for each of the years in the period ended December 31, 2020 as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Our Articles of Incorporation and Bylaws provide that we may indemnify our officers and directors to the maximum extent permitted by Nevada law, and we have entered into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

23

72,254,769

Shares of Common Stock

, 2021

PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees	$1,674.35
Printing expenses	$400.00
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$30,000.00
Miscellaneous	$3,000
Total	$50,074.35

Item 14. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Nevada. Chapter 78 of the Nevada Revised Statutes (the “NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The Registrant’s Articles of Incorporation and Bylaws provide that the Registrant may indemnify its officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS. The Registrant entered into agreements with its directors to provide contractual indemnification in addition to the indemnification provided in its Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following is a list of unregistered sales of the Registrant’s securities during the prior three years.

On January 22, 2021, the Registrant entered into a Securities Purchase Agreement with certain accredited investors pursuant to which the Registrant agreed to sell to the purchasers $3,500,000 in aggregate principal amount of the Registrant’s senior convertible promissory notes (the “Notes”), which are convertible into common stock at any time at the discretion of the respective purchasers, and warrants to purchase shares of the Registrant’s common stock (the “Warrants”), exercisable at any time before the close of business on June 25, 2026. The Warrants are comprised of 15,000,000 “A Warrants” with an exercise price of $0.01 per share and 15,000,000 “B Warrants” with an exercise price of $0.2284 per share. The Registrant issued the Notes and the Warrants to accredited investors in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act.

On December 11, 2020, the Board of Directors of the Registrant appointed each of Nicholas Kovacevich, Ira E. Ritter and Francis Knuettel II to its Board of Directors. In connection with their respective appointments, the Registrant entered into Independent Director Agreements (the “Director Agreements”) with each of Mr. Kovacevich, Mr. Ritter and Mr. Knuettel pursuant to which, among other things, the Registrant issued to each of them in a private placement 150,000 restricted shares of the Registrant’s common stock, all of which vested on the date of appointment. On December 18, 2020, the Registrant entered into an Executive Employment Agreement with Francis Knuettel II appointing him as the Registrant’s Interim Chief Executive Officer and President. Pursuant to the employment agreement, the Registrant granted Mr. Knuettel 200,000 fully-vested shares of the Registrant’s common stock. The Registrant issued the shares described above to Messrs. Kovacevich, Mr. Ritter and Mr. Knuettel in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On February 18, 2020, the Registrant merged with OneQor Technologies, Inc., a Delaware corporation (“OneQor”), pursuant to an Agreement and Plan of Merger, dated as of October 30, 2019, as amended. In the merger, each outstanding share of OneQor capital stock was converted into the right to receive shares of the Registrant’s common stock at an exchange ratio of 44.9727 shares of the Registrant’s common stock for each share of OneQor common stock outstanding immediately prior to the merger. The shares of the Registrant’s common stock issued in the merger were issued in reliance upon the exemption from registration contained in Regulation D promulgated under the Securities Act and Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The exhibits to the registration statement are set forth within the Exhibit Index below.

(b)	No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or notes.

II-2

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., TT Acquisitions, Inc., and GrowOp Technology Ltd. (1)
2.2	Articles of Merger (1)
2.3	Share Exchange Agreement, dated April 24, 2013, by and among the Terra Tech Corp., Edible Garden Corp., and the holders of common stock of Edible Garden Corp. (2)
2.4	Agreement and Plan of Merger, dated December 23, 2015, by and among Terra Tech Corp., Generic Merger Sub, Inc., and Black Oak Gallery (3)
2.5	First Amendment to Agreement and Plan of Merger, dated February 29, 2016, by and among Terra Tech Corp., Generic Merger Sub, Inc., and Black Oak Gallery (3)
2.6	Form of Agreement of Merger, dated March 31, 2016, by and among Generic Merger Sub, Inc. and Black Oak Gallery (3)
2.7	Agreement and Plan of Merger, dated as of October 30, 2019, by and among Terra Tech, OneQor, Merger Sub, Matthew Morgan, Larry Martin and the Shareholder Representative (4)
2.8	Amendment No. 1 to Agreement and Plan of Merger, dated as of December 2, 2019, by and among Terra Tech, OneQor, Merger Sub, Matthew Morgan, Larry Martin and the Shareholder Representative (5)
2.9	Amendment No. 2 to Agreement and Plan of Merger, dated as of February 14, 2020, by and among Terra Tech, OneQor, Merger Sub, Matthew Morgan, Larry Martin and the Shareholder Representative (6)
2.10	Agreement and Plan of Merger, dated March 2, 2021 (7)
3.1	Articles of Incorporation dated July 22, 2008 (8)
3.2	Amended and Restated Bylaws (9)
3.3	Certificate of Amendment dated July 8, 2011 (10)
3.4	Certificate of Change dated July 8, 2011 (10)
3.5	Certificate of Amendment dated January 27, 2012 (1)
3.6	Form of Amended and Restated Articles of Incorporation of Black Oak Gallery, a California corporation (3)
3.7	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated September 27, 2016 (11)
3.8	Certificate of Amendment to Articles of Incorporation, dated September 26, 2016 (12)
3.9	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated October 3, 2016 (13)
3.10	Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated July 26, 2017 (14)
3.11	Certificate of Designation for Series A Preferred Stock (15)
3.12	Amended and Restated Certificate of Designation for Series B Preferred Stock (3)
3.13	Certificate of Designation for Series A Preferred Stock (12)
3.14	Amended and Restated Certificate of Designation for Series B Preferred Stock (3)
3.15	Amendment to Series A Preferred Stock certificate of designation, dated January 26, 2021 (16)
3.16	Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock (9)
3.17	Certificate of Withdrawal of Certificate of Designation of Series B Preferred Stock (9)
4.1	Form of Amendment No. 1 to 7.5% Senior Convertible Promissory Note, dated December 1, 2020 (17)
4.2	Form of Amendment No. 2 to 7.5% Senior Convertible Promissory Note, dated January 11, 2021 (18)
4.3	Form of Amendment No. 3 to 7.5% Senior Convertible Promissory Note (19)
4.4	Form of Amendment No. 1 to 7.5% Senior Convertible Promissory Note (19)
4.5	Form of Common Stock Purchase Warrant (19)
4.6	Form of 3.0% Senior Convertible Promissory Note (19)
4.7	Form of Common Stock Purchase Warrant (“A Warrant”) (19)
4.8	Form of Common Stock Purchase Warrant (“B Warrant”) (19)
4.9	Form of Straight Promissory Note (19)

II-3

4.10	Securities Purchase Agreement, dated January 22, 2021 (19)
4.11	Form of Secured Promissory Note (20)
4.12	Common Stock Purchase Warrant (33)
5.1*	Legal opinion of Fennemore Craig, P.C.
10.1	2016 Equity Incentive Plan (3)
10.2	Form of Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan (21)
10.3	Amendment to Terra Tech Corp. Amended and Restated 2018 Equity Incentive Plan dated as of February 14, 2020 (6)
10.4	Lease dated January 1, 2015, by and between Whitetown Realty, LLC and Edible Garden Corp. (3)
10.5	Guaranty dated January 1, 2015, by Terra Tech Corp. in favor of Whitetown Realty, LLC (3)
10.6	Sublease dated March 29, 2016, by and between Black Oak Gallery and CCIG Properties, LLC, dated March 29, 2016 (22)
10.7

Amended and Restated Executive Employment Agreement, dated as of October 29, 2019, by and between OneQor and Matthew Morgan, as amended by Amendment to Amended and Restated Executive Employment Agreement, dated as of February 13, 2020, by and between Matthew Morgan and OneQor (6)

10.8	Amendment and Waiver Agreement, dated as of February 14, 2020, by and between Terra Tech and Derek Peterson (6)
10.9	Forfeiture Agreement, dated as of February 14, 2020, by and between Terra Tech and Derek Peterson. (6)
10.10	Forfeiture Agreement, dated as of February 14, 2020, by and between Terra Tech and Michael Nahass. (6)
10.11	Forfeiture Agreement, dated as of March 9, 2020, by and between Terra Tech and Derek Peterson (23)
10.12	Forfeiture Agreement, dated as of March 9, 2020, by and between Terra Tech and Michael Nahass(23)
10.13	Asset Purchase Agreement, dated as of March 30, 2020 (24)
10.14	Executive Employment Agreement, dated as of March 30, 2020 (24)
10.15	Asset Purchase Agreement, dated as of April 15, 2020 (25)
10.16	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate, dated as of April 13, 2020 (25)
10.17	Executive Employment Agreement, dated as of September 28, 2020 (26)
10.18	Amendment Agreement, dated as of October 12, 2020 (27)
10.19	Forfeiture Agreement, dated as of October 12, 2020 (27)
10.20	Confidential Separation Agreement, dated as of October 12, 2020 (27)
10.21	Letter Agreement, dated October 22, 2020 (28)
10.22	Independent Director Agreement between Terra Tech Corp. and Nicholas Kovacevich, dated December 11, 2020 (29)
10.23	Independent Director Agreement between Terra Tech Corp. and Ira E. Ritter, dated December 11, 2020 (29)
10.24	Independent Director Agreement between Terra Tech Corp. and Francis Knuettel II, dated December 11, 2020 (29)
10.25	Director Indemnification Agreement between Terra Tech Corp. and Nicholas Kovacevich, dated December 11, 2020 (29)
10.26	Director Indemnification Agreement between Terra Tech Corp. and Ira E. Ritter, dated December 11, 2020 (29)
10.27	Director Indemnification Agreement between Terra Tech Corp. and Francis Knuettel II, dated December 11, 2020 (29)
10.28	Executive Employment Agreement between Terra Tech Corp. and Francis Knuettel II, dated December 18, 2020 (30)
10.29	Executive Employment Agreement between Terra Tech Corp. and Uri Kenig, dated December 21, 2020 (30)
10.30	Amendment and Waiver Agreement between Terra Tech Corp. and Michael Nahass, dated December 18, 2020 (30)
10.31	Loan Agreement Amendment, dated January 7, 2021 (18)
10.32	Indemnification Agreement, dated January 7, 2021 (18)
10.33	Indemnification Agreement, dated January 7, 2021 (18)

II-4

10.34	Separation Agreement, dated January 11, 2021 (18)
10.35	Securities Purchase Agreement, dated January 22, 2021 (19)
10.36	Form of Registration Rights Agreement (19)
10.37	Form of Series A Preferred Stock Purchase Agreement (19)
10.38	Form of Resignation and Release Agreement (19)
10.39	Form of Resignation and Release Agreement (19)
10.40	Form of Lock-Up Agreement (19)
10.41	Lock-up Agreement (33)
10.42	Registration Rights Agreement (33)
10.43	Independent Director Agreement between Terra Tech Corp. and Nicholas Kovacevich, dated February 1, 2021 (9)
10.44	Independent Director Agreement between Terra Tech Corp. and Ira Ritter, dated February 1, 2021(9)
10.45	Restricted Stock Award Agreement (33)
10.46	Form of Lock-Up Agreement (7)
10.47	Form of Loan Agreement (20)
10.48	Form of Guaranty Agreement (20)
10.49	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (20)
10.50	Standard Purchase Agreement (31)
10.51	Assignment (31)
10.52	Form of Loan Agreement (31)
10.53	Form of Guaranty Agreement (31)
10.54	Form of Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (31)
10.55	Independent Director Agreement between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021 (34)
10.56	Director Indemnification Agreement between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021 (34)
10.57	Stock Option Grant Notice between Terra Tech Corp. and Tiffany Davis, dated April 6, 2021 (34)
10.58	Separation Agreement between Terra Tech Corp. and Steven J. Ross, dated April 13, 2021 (35)
14.1	Code of Ethics (32)
21.1	Subsidiaries of the Registrant (33)
23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).
23.2	Consent of Marcum LLP*
24.0	Power of Attorney (included on signature page).

___________

(1)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on February 10, 2012.
(2)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on May 6, 2013.
(3)	Incorporated by reference to Annual Report on Form 10-K filed with the Commission on March 29, 2016
(4)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on November 4, 2019
(5)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on December 3, 2019
(6)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on February 18, 2020
(7)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 3, 2021
(8)	Incorporated by reference to Registration Statement on Form S-1, filed with the Commission on December 23, 2008.
(9)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on February 4, 2021
(10)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on September 28, 2016
(11)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on October 7, 2016
(12)	Incorporated by reference to Amendment No. 3 to Current Report on Form 8-K filed with the Commission on April 19, 2012
(13)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on March 2, 2015.
(14)	Incorporated by reference to Quarterly Report on Form 10-Q filed with the Commission on May 12, 2016
(15)	Incorporated by reference to Current Report on Form 8-K, filed with the Commission on May 28, 2013.
(16)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on February 1, 2021
(17)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on December 2, 2020
(18)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on January 13, 2021
(19)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on January 25, 2021
(20)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on January 19, 2018
(21)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on June 26, 2019
(22)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on April 5, 2016
(23)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on March 16, 2020
(24)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on April 3, 2020
(25)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on April. 17, 2020
(26)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on September 28, 2020
(27)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on October 13, 2020
(28)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on October 28, 2020
(29)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on December 14, 2020
(30)	Incorporated by reference to Current Report on Form 8-K/A filed with the Commission on December 21, 2020
(31)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on October 12, 2018
(32)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on November 5, 2015
(33)	Incorporated by reference to Annual Report on Form 10-K filed with the Commission on March 30, 2021.
(34)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on April 9, 2021.
(35)	Incorporated by reference to Current Report on Form 8-K filed with the Commission on April 14, 2021.
*	Filed herewith

II-5

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 3rd day of June, 2021.

TERRA TECH CORP.

By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Francis Knuettel II and Jeffrey Batliner, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission (“SEC”), and generally to do all such things in his or her name and behalf in his capacities as officers of Terra Tech Corp. to enable Terra Tech Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or her might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Kovacevich	Chairman of the Board	June 3, 2021
Nicholas Kovacevich

/s/ Francis Knuettel II	Chief Executive Officer and Director	June 3, 2021
Francis Knuettel II	(Principal Executive Officer)

/s/ Tiffany Davis	Director	June 3, 2021
Tiffany Davis

/s/ Ira Ritter	Director	June 3, 2021
Ira Ritter

/s/ Jeffrey Batliner	Chief Financial Officer	June 3, 2021
Jeffrey Batliner	(Principal Financial Officer and Principal Accounting Officer)